SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported) September 8, 1998
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                        Republic Engineered Steels, Inc.
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             (Exact name of registrant as specified in its charter)



         Delaware                   33-70578                     52-1635079
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(State or other jurisdiction    (Commission File              (IRS Employer
    of Incorporation)                Number)                Identification. No.)



410 Oberlin Road, S.W.  Massillon,  Ohio                               44648
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(Address of principal executive offices)                            (Zip Code)


Registrant's telephone number, including area code  (330) 837-6000
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                                 Not Applicable
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         (Former name or former address, if changed since last report.)




NYFS10...:\79\69579\0012\2027\FRM9108W.05C
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ITEM 1.    CHANGES IN CONTROL OF REGISTRANT

      On September 8, 1998, RES Acquisition Corporation, a Delaware corporation ("RES Acquisition"), announced that its tender offer (the "Offer") for all issued and outstanding shares of common stock (the "Shares") of Republic Engineered Steels, Inc., a Delaware corporation ("Republic"), had expired, as scheduled, at 12:00 Midnight, New York City time, on Friday, September 4, 1998, and that RES Acquisition had accepted for purchase all Shares validly tendered and not withdrawn prior to the expiration of the Offer and that, based on information provided by ChaseMellon Shareholder Services, L.L.C., as depositary, a total of approximately 19,260,043 Shares had been acquired by RES Acquisition (including approximately 1,156,387 Shares subject to guarantee of delivery) out of a total of 19,706,578 then-outstanding Shares, representing approximately 97.73% of the then-outstanding Shares. Prior to the consummation of the Offer, approximately 53.5% of the outstanding Shares were held by the Employee Common Stock Ownership Plan of Republic.

      The Offer was made by RES Acquisition pursuant to the terms and conditions of the Agreement and Plan of Merger, dated as of July 23, 1998, by and among Republic, RES Acquisition and RES Holding Corporation, a Delaware corporation and the parent of RES Acquisition ("RES Holding") (the "Merger Agreement" which is filed herewith as Exhibit 1.1 and incorporated herein and made a part hereof by this reference). Pursuant to the terms of the Merger Agreement, Republic anticipates that RES Acquisition will merge with and into Republic (the "Merger"), and Republic will survive as the wholly-owned subsidiary of RES Holding.

      RES Acquisition and RES Holding were formed to acquire Republic by limited partnerships (as described below) for which Blackstone Management Associates II L.L.C. and Veritas Capital Management, L.L.C. serve as general partners.

      SOURCE AND AMOUNT OF FUNDS

      The payment by RES Acquisition for the Shares tendered pursuant to the Offer was funded by an equity contribution from RES Holding to RES Acquisition of approximately $140.2 million. The sources and amounts of funds contributed by RES Acquisition to be used in connection with the Offer consisted of (i) a capital contribution of approximately $95.5 million by RES Holding from the sale by RES Holding of its common stock, par value $.01 per share (the "RES Common Stock"), to each of Blackstone Capital Partners II Merchant Banking Fund L.P. ("BCP II"), Blackstone Offshore Capital Partners II L.P. ("BOCP II"), Blackstone Family Investment Partnership II L.P. ("BFIP II"), The Veritas Capital Fund, L.P. ("Veritas") and HVR Holdings, LLC ("HVR") (the foregoing entities being the sole stockholders of RES Holding), and (ii) borrowings totalling approximately $51 million under the Credit Agreement, dated as of September 8, 1998 (the "Credit



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Agreement"), among RES Holding, the lenders named therein, The Chase Manhattan
Bank, as Administrative Agent ("Chase"), and DLJ Capital Funding, Inc., as Documentation Agent (filed as Exhibit 11(b)(2) to Amendment No. 2 to the Tender Offer Statement on Schedule 14D-1, filed with the Securities and Exchange Commission (the "SEC") on September 8, 1998, amending the Tender Offer Statement on Schedule 14D-1, filed with the SEC on July 30, 1998, as previously amended by Amendment No. 1, filed with the SEC on August 27, 1998).

      Equity Contributions. Pursuant to a commitment letter, dated as of July 22, 1998, and a subscription agreement, dated as of September 4, 1998, BCP II, BOCP II, BFIP II, Veritas and HVR purchased 502.05330, 148.05490, 49.89180,
299.54546 and 25.00000 shares of RES Common Stock, respectively, for an aggregate purchase price of approximately $95.5 million.

      Credit Agreement. The approximately $51 million drawing under the Credit Agreement was made on September 8, 1998 (i) to acquire all Shares validly tendered and not withdrawn prior to the expiration of the Offer and (ii) to pay certain expenses and fees associated with the consummation of the Offer. In the event that the Merger is consummated, a second drawing will be made under the Credit Agreement to finance the Merger. All drawings made under the Credit Agreement will mature on the date that is the earlier of nine months after the consummation of the Offer and July 23, 1999.

      Pursuant to the Security Agreement, dated as of September 8, 1998, among RES Holding, RES Acquisition and Chase, and the Pledge Agreement, dated as of September 8, 1998, among RES Holding, RES Acquisition and Chase, the obligations of RES Holding under the Credit Agreement are secured by a first priority security interest in all cash held by RES Holding (which is deposited in a collateral account) and all the capital stock of Republic or RES Acquisition that is owned by RES Holding. In the event that RES Holding defaults on its obligations under the Credit Agreement and Chase, on behalf of the lenders under the Credit Agreement, were to foreclose on the shares of either Republic or RES Acquisition held by RES Holding, such lenders would obtain control of Republic and its subsidiaries.

      Loans under the Credit Agreement bear interest at a rate per annum equal to, at the option of RES Holding, Adjusted LIBOR plus 4.0% or ABR plus 3.0% (as such terms are defined in the Credit Agreement). RES Holding may elect interest periods of one, two, three or six months for LIBOR borrowings and interest is payable at the end of every interest period and, in any event, at least every three months. The lenders under the Credit Agreement are entitled to receive commitment fees equal to 0.50% per annum on the unused amounts under the Credit Agreement, payable quarterly in arrears, commencing on September 8, 1998.




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      The Credit Agreement contains a number of covenants relating to RES
Holding and its subsidiaries (including Republic) that, among other things, restrict the ability of Republic and its subsidiaries to pay dividends and distributions on its capital stock, redeem and repurchase its capital stock and debt, prepay its debt, incur liens or indebtedness, engage in sale/leaseback transactions, make loans or investments, engage in transactions with affiliates, enter into mergers or consolidations, acquire or dispose of assets or change the nature of its business.

      CHANGES IN DIRECTORS AND OFFICERS

      Pursuant to the Merger Agreement, following the purchase by RES Acquisition of a majority of the outstanding Shares on a fully-diluted basis, on September 8, 1998, the resignations of Carol A. Cartwright, Robert J. Farling, Daniel A. Albert, Jeffrey K. Fernandez, Norman T. Graybill, James B. Riley, Stephen S. Higley, Martin J. Manley and Anthony J. Celebrezze, Jr. as directors of Republic became effective and David Blitzer, Thomas Campbell, Marshall Cohen, Anthony Grillo, Glenn Hutchins, Robert McKeon and David Stockman, designees of RES Acquisition, were elected to and now constitute a majority of the Board of Directors of Republic.

      On September 8, 1998, the newly elected Board of Directors of Republic appointed the following officers of Republic: Thomas N. Tyrell, Chief Executive Officer; Joseph F. Lapinsky, President and Chief Operating Officer; Robert L. Meyer, Executive Vice-President and General Manager--Hot Rolled Bar Division; John G. Asimou, Executive Vice-President and General Manager--Cold Finished Bar Division; Charles T. Cochran, Vice-President, Commercial--Cold Finished Bar Division; James T. Thielens, Jr., Vice-President, Commercial--Hot Rolled Bar Division; Timothy Demma, Vice-President, Marketing.

      The following individuals will continue as officers of Republic until their successors are appointed or until their earlier death, resignation or removal: Harold V. Kelly, Executive Vice President and General Counsel; James D. Donohoe, Secretary and Associate General Counsel; John B. George, Treasurer; John C. Vaught, Vice President and President of the Stainless and Specialty Steels Division; Edward J. Blot, Vice President, Marketing and Sales, Stainless and Specialty Steels Division.




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ITEM 7.  EXHIBITS

      1.1 Agreement and Plan of Merger, dated as of July 23, 1998, among RES Holding, RES Acquisition and Republic.


















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                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:    September 16, 1998.

                                    REPUBLIC ENGINEERED STEELS, INC.

                                    By: /s/ Harold V. Kelly
                                        ------------------------------------
                                        Name: Harold V. Kelly
                                        Title: Executive Vice President















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                                  EXHIBIT INDEX


Exhibit Number                Description
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    1.1                       Agreement and Plan of Merger, dated as of July 23,
                              1998, among RES Holding, RES Acquisition and
                              Republic.






















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